UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 20, 2010
Date of earliest event being reported: December 14, 2010

IPALCO ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-8644	35-1575582
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

One Monument Circle Indianapolis, Indiana		46204
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 317-261-8261

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

IPALCO Enterprises, Inc. (“IPALCO”) is a holding company incorporated under the laws of the state of Indiana. IPALCO owns all of the outstanding common stock of Indianapolis Power & Light Company (“IPL”). On December 14, 2010, IPL entered into a $250 million unsecured revolving credit agreement (the “Credit Agreement”) by and among IPL, the Lenders (see below), PNC Bank, National Association, in its capacity as administrative agent for the Lenders under this Agreement, PNC Capital Markets LLC, Sole Bookrunner and Sole Lead Arranger, Bank of America, N.A., as Syndication Agent, and Union Bank, N.A., as Documentation Agent.  The Lenders include PNC Bank, National Association; Bank of America, N.A.; Union Bank, N.A.; JPMorgan Chase Bank, N.A.; U.S. Bank National Association; The Huntington National Bank; and Fifth Third Bank. The Credit Agreement includes two credit facilities: (i) a $209.4 million committed line of credit for letters of credit, working capital and general corporate purposes and (ii) a $40.6 million liquidity facility, which is dedicated for the sole purpose of providing liquidity for certain variable rate unsecured debt issued on behalf of IPL.  The Credit Agreement matures on December 14, 2015 and bears interest at variable rates as defined in the Credit Agreement. The complete execution version of the Credit Agreement is filed as Exhibit 10.1 and is incorporated herein by reference. Prior to execution, IPL and IPALCO had existing general banking relationships with the parties in this agreement.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth above in response to Item 1.01, incorporated by reference into this Item 1.02, describes the newly executed Credit Agreement, which was entered into to refinance IPL’s previously existing $150 million credit agreement among IPL, the Previous Lenders (See below), PNC Bank, National Association (successor to National City Bank of Indiana), as Syndication Agent, and Bank of America, N.A. (successor to LaSalle Bank National Association), as Administrative Agent, dated as of May 16, 2006 (the “Previous Credit Agreement’). The Previous Lenders included: PNC Bank, National Association; Bank of America, N.A.; The Huntington National Bank; Fifth Third Bank; Union Bank of California, N.A.; U.S. Bank National Association; and JPMorgan Chase Bank, N.A. The Previous Credit Agreement included two credit facilities: (i) a $109.4 million committed line of credit for letters of credit, working capital and general corporate purposes and (ii) a $40.6 million liquidity facility, which was dedicated for the sole purpose of providing liquidity for IPL’s variable rate unsecured debt. The Previous Credit Agreement also bore interest at variable rates and was set to expire in May of 2011. As of December 14, 2010, IPL did not have any outstanding borrowings on the $109.4 million committed line of credit and had $40.0 million of outstanding borrowings on the $40.6 million liquidity facility.

 Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

 The information set forth above in response to Item 1.01 with respect to the Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	$250,000,000 Revolving Credit Facilities Credit Agreement by and among Indianapolis Power & Light Company the Lenders Party Thereto dated as of December 14, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

IPALCO ENTERPRISES, INC.
(Registrant)

Date:	December 17, 2010	/s/ Kurt Tornquist
Kurt Tornquist
Vice President, Controller and Interim Chief Financial Officer
(Duly Authorized Officer)